Exhibit 99.2

Filed by Novoste Corporation Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934 Subject Company: ONI Medical Systems, Inc. Commission File No. 0-20727

PRESS RELEASE

Contact:	Alfred J. Novak, Novoste Corporation
President and Chief Executive Officer
(770) 717-6096

Robert L. Kwolyk, ONI Medical Systems, Inc.
President and Chief Executive Officer
(978) 658-0020

NOVOSTE AND ONI MEDICAL SYSTEMS ENTER

INTO AGREEMENT AND PLAN OF MERGER

NORCROSS, GA.—(BUSINESS WIRE)—May 18, 2005 – Novoste Corporation (NASDAQ: NOVT) and ONI Medical Systems, Inc. (ONI) jointly announced today that they have entered into an Agreement and Plan of Merger. ONI, a private company based in Wilmington, Massachusetts, is engaged in the design and manufacture of dedicated purpose magnetic resonance imaging (MRI) systems. The merger, which is subject to the completion of all conditions contained in the merger agreement, will result in a complete change in the nature of Novoste’s business and operations.

Alfred Novak, President and Chief Executive Officer of Novoste, said, “We are extremely pleased to announce this important transaction. The combination of the Novoste financial resources with the successful MRI product business of ONI is the culmination of a comprehensive effort by the Board and management of Novoste to determine the best use of our assets and we believe that this transaction will create significant opportunities for the stockholders of both companies.”

Robert Kwolyk, President and Chief Executive Officer of ONI, has commented, “We are excited to be able to accelerate our plans to engage additional sales personnel and expand the development of future products as a result of this transaction. Our goal is to lead the market for high field, dedicated purpose MRI’s. We believe the image quality of our OrthOne® is superior to anything else available in an office practice and allows us a significant opportunity to serve our radiology and orthopedic customers.”

About the Merger

Under the terms of the merger agreement, Novoste will issue shares of its common stock in exchange for all of the outstanding shares of capital stock of ONI. The actual number of shares to be issued by Novoste will be determined at the closing of the transaction based on a formula that (i) values ONI for purposes of this transaction at approximately

$20 million subject to various adjustment provisions, including certain operating performance measurements of ONI from January to May 2005, and (ii) values Novoste at the value of its net cash assets at closing. Novoste and ONI anticipate that the transaction will result in the current ONI stockholders owning a majority interest, on a fully diluted basis, in the combined company.

In addition, Novoste has provided ONI with an 18 month, senior unsecured loan in the principal amount of $3 million bearing interest at a rate of 8% per annum. In connection with the loan, ONI has granted to Novoste a warrant to purchase up to an aggregate of 2,325,581 shares of ONI Series A preferred stock.

Upon the closing of the merger, ONI will become a wholly owned subsidiary of Novoste and the combined company will be renamed ONI Medical Systems, Inc. The existing management of ONI will become the management of the combined company. The board of directors of the combined company will include a majority of independent directors. Closing of the transaction is expected to occur during the third quarter of 2005, subject to approval by the stockholders of Novoste of: (i) an increase in the authorized capital stock of Novoste; and (ii) the issuance by Novoste of shares of its common stock in the merger.

If the approval of these matters by the stockholders of Novoste is not obtained, the transaction will not be consummated. A majority of the stockholders of ONI have approved the transaction through written consent.

First Albany Capital acted as financial advisor to ONI and Asante Partners acted as financial advisor to Novoste in this transaction.

About ONI

ONI’s corporate headquarters is located at 301 Ballardvale Street, Suite 4, Wilmington, MA 01887. ONI has developed a dedicated purpose, high-field (1 Tesla), MRI system for use in hospitals, imaging centers and orthopedic practices for imaging of the extremities. ONI’s OrthOne® is a compact, high-field, open extremity MRI system that delivers hospital-quality imaging performance. The OrthOne’s open, non-claustrophobic design greatly increases patient comfort and reduces patient anxiety. The OrthOne® is the only compact, high-field, open extremity MRI system available and is easily sited in hospitals, diagnostic imaging centers and orthopedic practices. ONI received regulatory clearance from the U.S. Food and Drug Administration in 2000 to market the OrthOne®. The OrthOne® system provides a quiet, comfortable, non-claustrophobic experience for patients requiring an MRI for an injury or diagnosis. OrthOne® is a registered trademark of ONI Medical Systems, Inc. For more information, please visit www.onicorp.com, call 978-658-0020 or email info@onicorp.com.

Novoste VBT Business Update

Consistent with its review of strategic alternatives, Novoste has received expressions of interest from several parties to acquire the assets of Novoste’s existing vascular brachytherapy (VBT) business. As a result, Novoste is modifying its wind down plan and is actively selling its VBT products to its physician customers. Novoste is also accepting new contracts to supply radiation source trains and transfer devices, as well as renewing existing contracts. Al Novak stated, “Novoste is grateful for the ongoing customer support and loyalty and is focused on concluding a transaction with a buyer who is capable of continuing to supply VBT products as well as meet the clinical regulatory and radiation regulatory requirements. The sale of these business assets would have the effect of reducing Novoste’s liabilities and would likely result in increased ownership for the existing Novoste stockholders in the combined company.”

Al Novak commented further on the process of finding a strategic alternative for Novoste Corporation, “While the acquisition of ONI represents a complete change in the nature of our business and operations, we believe the ONI transaction affords the existing Novoste stockholders an opportunity for future value that was unavailable given our existing technology.”

Novoste common stock is traded on the NASDAQ National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit the company’s web site at www.novoste.com.

Conference Call

Novoste and ONI will discuss the proposed merger transaction on a conference call on Thursday, May 19, 2005, at 3:30 p.m., EST. Persons interested in participating in the call may do so by calling (800) 289-0528 a few minutes prior to the time of the call. International callers should call (913) 981-5522. Those interested in listening to a replay of the teleconference may do so by calling (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The identification number for the replay is 1664152 and will be available through May 26, 2005. Interested parties may also access the conference call by visiting the Investor Relations page of the Novoste website at http:\\www.novoste.com. Listeners are advised to visit the website at least 15 minutes prior to the time of the call to download and install any necessary audio software. An archived copy of the call will be available for a period of one week after the call on Novoste’s website.

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Forward-Looking Statements

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the benefits of the proposed merger between Novoste and ONI, the combined company’s plans, objectives and expectations, Novoste’s proposed sale of its VBT business, and all other statements that are not historical facts. These forward looking statements are based on the current beliefs and expectations of Novoste’s and ONI’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in these forward looking statements.

Factors that could cause actual results to differ materially from those set forth herein in these forward looking statements include: the failure of Novoste stockholders to approve both the issuance of shares in the merger and an increase in the authorized capital stock of Novoste; costs, delays and any other difficulties related to the proposed transactions; failure of either of the parties to satisfy closing conditions; risk and effects of legal and administrative proceedings and government regulations; the future financial and operating results of ONI; increased competition and its effect on pricing, revenues and earnings of the combined company; and the ability of the combined company to manage its growth. Novoste and ONI disclaim any responsibility to update these forward looking statements.

Additional Information About The Transaction

Novoste will file a proxy statement regarding the proposed business combination with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. A definitive proxy statement will be sent to the Novoste stockholders seeking, among other things, their approval of an increase in the authorized capital stock of Novoste and their approval of the issuance of shares of Novoste common stock in the merger with ONI. Investors and security holders may obtain (when it is available) a free copy of the definitive proxy statement filed by Novoste with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement also may be obtained for free by directing a request to:

Novoste Corporation

4350 International Blvd

Norcross, GA 30093

Attn: Corporate Secretary

(770) 717-0904

Novoste and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Novoste stockholders to approve the above referenced proposals to permit Novoste to consummate the merger. Information about the directors and executive officers and their ownership of Novoste common stock is included in Novoste’s proxy statement for its 2004 annual meeting of stockholders, which it filed with the SEC on April 28, 2004. This document is available free of charge at the SEC’s website at www.sec.gov. and from Novoste as described above. Additional information regarding interests in the merger transaction of participants in the proxy solicitation may be obtained by reading the definitive proxy statement when it becomes available.

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